Exhibit (h)(21)

AMENDMENT TO THE BOK FINANCIAL SECURITIIES

SHAREHOLDER SERVICING AGREEMENT

This AMENDMENT to the BOK FINANCIAL SECURITIES SHAREHOLDER SERVICING AGREEMENT (the “Amendment”) effective as of December 26, 2017 (the “Effective Date”), among Cavanal Hill Funds, a Massachusetts business trust (the “Trust”) and BOK Financial Securities, Inc., an Oklahoma corporation, (“Service Provider”), to that certain Shareholder Servicing Agreement, dated February 1, 2007, between the Trust and Service Provider (as in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the Trust, is an open-end management investment company registered under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to the Agreement, Service Provider performs certain shareholder services;

WHEREAS, the Parties wish to enter into this Amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.       Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.       Miscellaneous. This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein. Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed on the day and year first above written to become effective on the Effective Date.

CAVANAL HILL FUNDS

By:	/s/ James L. Huntzinger
Name: James L. Huntzinger
Title: President

BOK FINANCIAL SECURITIES, INC.

By:	/s/ Scott Grauer
Name: Scott Grauer
Title: Chief Executive Officer

Schedule A

To the Shareholder Servicing Agreement

Fund	Share Class	Ticker	Maximum Shareholder Servicing Fee(Annual rate in one-hundredths of one percent of average daily net assets)	Waiver (Annual rate in one-hundredths of one percent of average daily net assets)
Cavanal Hill U.S. Treasury Money Market Fund	Administrative	APGXX	25	0
	Service	APJXX	25	15
	Institutional	APKXX	25	17
	Select	APNXX	25	25
	Premier		25	25
Cavanal Hill Government Securities Money Market Fund	Administrative	APCXX	25	0
	Institutional	APHXX	25	17
	Select	APSXX	25	25
	Premier	APPXX	25	25
Cavanal Hill Intermediate Tax-Free Bond Fund	A	AATFX	10	10
	No Load Investor	APTFX	25	25
	Institutional	AITEX	25	25
Cavanal Hill Limited Duration Fund	A	AASTX	10	10
	No Load Investor	APSTX	25	25
	Institutional	AISTX	25	25
Cavanal Hill Moderate Duration Fund	A	AAIBX	10	10
	No Load Investor	APFBX	25	25
	Institutional	AIFBX	25	25
Cavanal Hill Bond Fund	A	AABOX	10	10
	No Load Investor	APBDX	25	25
	Institutional	AIBNX	25	25
Cavanal Hill Strategic Enhanced Yield Fund	A	AAENX	10	10
	No Load Investor	APENX	25	25
	Institutional	AIENX	25	25
Ultra Short Tax-Free Income Fund	A	AAUXS	10	10
	No Load Investor	APUSX	25	25
	Institutional	AIUSX	25	25
Cavanal Hill Active Core Fund	A	AABAX	10	10
	C	AACBX	25	25
	No Load Investor	APBAX	25	25
	Institutional	AIBLX	25	25
Cavanal Hill Mid Cap Core Equity Fund	A	AAWVX	10	10
	C	ACWVX	25	25
	No Load Investor	APWVX	25	25
	Institutional	AIWVX	25	25
Cavanal Hill Opportunistic Fund	A	AAOPX	10	10
	C	AACOX	25	25
	No Load Investor	APOPX	25	25
	Institutional	AIOPX	25	25
Cavanal Hill World Energy Fund	A	AAWEX	10	10
	C	ACWEX	25	25
	No Load Investor	APWEX	25	25
	Institutional	AIWEX	25	25